EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report on Form 10-Q of Earle M. Jorgensen Company (“EMJ”) for the period ended September 29, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Maurice S. Nelson, Jr., as Chief Executive Officer of EMJ, and I, William S. Johnson, as Chief Financial Officer of EMJ, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	This Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	Information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of EMJ as of and for the periods covered in this Report.

Date: November 12, 2004

/s/ MAURICE S. NELSON, JR.
Maurice S. Nelson, Jr.
President, Chief Executive Officer and Chief Operating Officer

/s/ WILLIAM S. JOHNSON
William S. Johnson
Vice President, Chief Financial Officer and Secretary

A signed original of this written statement required by Section 906, or another document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Earle M. Jorgensen Company and will be retained by Earle M. Jorgensen Company and furnished to the Securities and Exchange Commission or its Staff upon request. The foregoing certification is accompanying the Form 10-Q solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of title 18 United States Code and is not being filed as a part of the Form 10-Q or as a separate disclosure document.